EXHIBIT 4.2
FORM OF CERTIFICATE
FOR SHARES OF 8.60% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK
[front of certificate]

NUMBER	SHARES SEE REVERSE FOR CERTAIN DEFINITIONS
INCORPORATED UNDER
THE LAWS OF THE
STATE OF MARYLAND

8.60% SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK
CUSIP
902653 20 3
UDR, INC.
THIS CERTIFIES THAT

is the owner of
FULLY PAID AND NON-ASSESSABLE SHARES OF 8.60%
SERIES B CUMULATIVE REDEEMABLE PREFERRED STOCK, NO PAR VALUE, IN
UDR, Inc. The holder and every transferee or assignee of this certificate or shares represented hereby, or of any interest therein, accepts and agrees to be bound by the provisions of the Articles of Incorporation of the Company. This certificate and the shares represented hereby are transferable on the books of the Company by the registered holder hereof in person or by attorney upon surrender of this certificate properly endorsed. This certificate is not valid unless countersigned by the Transfer Agent and registered by the Registrar.
     In Witness Whereof, the Company has caused this certificate to be signed by the facsimile signatures of its President and Secretary.
     Dated:

Secretary	President
Countersigned and registered:
WELLS FARGO BANK, N.A.
Transfer Agent and Registrar
By
Authorized Signature

[reverse of certificate]
UDR, INC.
Under the Articles of Incorporation of the Company, transfer of the shares represented hereby may be stopped, and such shares are subject to redemption, in order to preserve the qualification of the Company as a “real estate investment trust” under the Internal Revenue Code.
The Company will furnish to the registered holder of this certificate on request in writing, without charge, the designations, relative rights, preferences and limitations applicable to each class of authorized shares and the variations in rights, preferences and limitations determined for each series within a class (and the authority of the Board of Directors to determine variations for future series).
     The following abbreviations, when used in the inscription on the face of this certificate, shall be construed as though they were written out in full according to applicable laws or regulations:

TEN COMM — as tenants in common	UNIF GIFT MIN ACT —	Custodian
(Cust) (Minor)
TEN ENT — as tenants by the entireties		under Uniform Gifts to Minors Act
JT TEN — as joint tenants with right of survivorship and not as tenants in common
     Additional abbreviations may also be used though not on the above list.
For Value Received,                                          hereby sell, assign and transfer unto
PLEASE INSERT SOCIAL SECURITY OR OTHER IDENTIFYING NUMBER OF ASSIGNEE

PLEASE PRINT OR TYPEWRITE NAME AND ADDRESS INCLUDING POSTAL ZIP CODE OF ASSIGNEE

                                                                                        Shares of Preferred Stock represented by the within Certificate, and do hereby irrevocably constitute and appoint                                                                  Attorney to transfer the said Shares on the books of the within-named Company with full power of substitution in the premises.

Dated ___________________________	_______________________________________
NOTICE: The signature to this assignment must correspond with the name as written upon the face of the Certificate, in every particular, without alteration or enlargement, or any change whatever.